Exhibit 99.1

Travelzoo 590 Madison Avenue 37th Floor New York, NY 10022 Media Contact: Christie McConnell +1 (212) 484-4912 cmcconnell@travelzoo.com

FOR IMMEDIATE RELEASE

Travelzoo Reports Second Quarter 2010 Results

NEW YORK, July 22, 2010 -- Travelzoo Inc. (NASDAQ: TZOO):

•         Revenue of $28.1 million, up 19% year-over-year

•         Operating profit from continuing operations of $5.9 million, up 76% year-over-year

•         Cash flow from operations of $2.3 million

•         Net income per share from continuing operations of $0.20, compared to $0.10 in the prior-year period

•         Earnings per share of $0.20, compared to loss per share of ($0.01) in the prior-year period

Travelzoo Inc., a global Internet media company, today announced financial results for the second quarter ended June 30, 2010, with revenue of $28.1 million, an increase of 19% year-over-year.  All revenues were generated from the sale of online advertising.  Operating profit from continuing operations was $5.9 million, up 76% year-over-year.  Net income from continuing operations was $3.2 million, with diluted net income per share from continuing operations of $0.20, compared to diluted net income per share from continuing operations of $0.10 in the prior-year period.  Revenue, operating profit and income from continuing operations for all periods exclude the results of Travelzoo’s former Asia Pacific business segment, which are reported as discontinued operations.

“Travelzoo continued its strong revenue growth in the quarter, despite a challenging environment in Europe,” said Chris Loughlin, CEO of Travelzoo.  “The Company’s net income doubled, and we remain keenly focused on improving operational efficiency and further growing earnings per share.”

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North America

North America business segment revenue grew 12% year-over-year to $22.2 million.  Operating profit was $6.7 million, or 30% of revenue, up from an operating profit of $4.5 million, or 23% of revenue, in the prior-year period.

Europe

            Europe business segment revenue grew 49% year-over-year to $6.0 million.  In local currency terms, revenue grew 55% year-over-year.  Operating loss was $807,000, compared to an operating loss of $1.1 million in the prior-year period.  Travelzoo began operations in the U.K. in May 2005, in Germany in September 2006, and in France in March 2007.  In May 2008,Travelzoo began publishing its weekly Top 20® list in Spain, after having operated a sales office in Barcelona since November 2006.

Subscribers

            Travelzoo had a total unduplicated number of newsletter subscribers in North America and Europe of 18.3 million as of June 30, 2010, up 20% from June 30, 2009, and up 3% from March 31, 2010.  In North America, total unduplicated number of subscribers was 14.1 million as of June 30, 2010, up 14% from June 30, 2009 and up 2% from March 31, 2010. In Europe, total unduplicated number of subscribers was 4.2 million as of June 30, 2010, up 50% from June 30, 2009 and up 7% from March 31, 2010.

Income Taxes

            Income tax expense was $2.7 million, compared to $1.7 million in the prior-year period for continuing operations.  The effective income tax rate was 46%, down from 51% in the prior-year period.  Operating losses from our Europe business segment were treated as having no recognizable tax benefit.

Asset Management

            During the second quarter, Travelzoo generated $2.3 million of cash from operating activities.  Accounts receivable increased by $168,000 quarter-over-quarter and increased by $1.5 million over the prior-year period to $13.6 million.  Accounts payable decreased by $474,000 quarter-over-quarter and decreased by $1.3 million over the prior-year period to $6.3 million.  Capital expenditures were $355,000,

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down from $396,000 in the prior quarter and up from $320,000 in the prior-year period.  Travelzoo exited the second quarter with $31.9 million in cash and cash equivalents.

Conference Call

            Travelzoo will host a conference call to discuss second quarter results at 11:00 a.m. ET today.  Please visit http://www.travelzoo.com/earnings to

•         download the management presentation (PDF format) to be discussed in the conference call;

•         access the Web cast.

About Travelzoo

Travelzoo is a global Internet media company.  With more than 20 million subscribers in North America, Europe, and Asia Pacific and 20 offices worldwide, Travelzoo® publishes deals from more than 2,000 travel and entertainment companies.  Travelzoo’s deal experts review offers to find the best deals and confirm their true value.  In Asia Pacific, Travelzoo is independently owned and operated by Travelzoo (Asia) Ltd. and Travelzoo Japan K.K. under a license agreement with Travelzoo Inc.

Certain statements contained in this press release that are not historical facts may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934.  These forward-looking statements may include, but are not limited to, statements about our plans, objectives, expectations, prospects and intentions, markets in which we participate and other statements contained in this press release that are not historical facts.  When used in this press release, the words “expect,” “predict,” “project,” “anticipate,” “believe,” “estimate,” “intend,” “plan,” “seek” and similar expressions are generally intended to identify forward-looking statements.  Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements, including changes in our plans, objectives, expectations, prospects and intentions, and other factors discussed in our filings with the SEC.  We cannot guarantee any future levels of activity, performance or achievements.  Travelzoo undertakes no obligation to update forward-looking statements to reflect events or circumstances occurring after the date of this press release.  Travelzoo and Top 20 are registered trademarks of Travelzoo Inc.  All other company and product names mentioned are trademarks of their respective owners.

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Travelzoo Inc.
Condensed Consolidated Statements of Operations
(Unaudited)
(In thousands, except per share amounts)

	Three months ended		Six months ended
	June 30,		June 30,
	2010	2009	2010	2009
	--------	--------	--------	--------
Revenues	$ 28,106	$ 23,638	$ 56,624	$ 46,618
Cost of revenues	1,616	1,458	3,270	2,675
	--------	--------	--------	--------
Gross profit	26,490	22,180	53,354	43,943
Operating expenses:
Sales and marketing	14,049	12,599	29,041	24,013
General and administrative	6,505	6,211	13,217	12,026
	--------	--------	--------	--------
Total operating expenses	20,554	18,810	42,258	36,039
	--------	--------	--------	--------
Operating income from continuing operations	5,936	3,370	11,096	7,904
Other income and expense:
Interest income and other income	45	13	87	32
Loss on foreign currency	-	(116)	(209)	(304)
	--------	--------	--------	--------
Income from continuing operations before income taxes	5,981	3,267	10,974	7,632
Income taxes	2,734	1,659	5,253	3,984
	--------	--------	--------	--------
Income from continuing operations	3,247	1,608	5,721	3,648

Loss from discontinued operations, net of tax	-	(1,799)	-	(3,502)
	--------	--------	--------	--------
Net income (loss)	$ 3,247	$ (191)	$ 5,721	$ 146
	========	========	========	========

Basic net income (loss) per share from:
Continuing operations	$ 0.20	$ 0.10	$ 0.35	$ 0.22
Discontinued operations	$ -	$ (0.11)	$ -	$ (0.21)
Net income (loss)	$ 0.20	$ (0.01)	$ 0.35	$ 0.01
Diluted net income (loss) per share from:
Continuing operations	$ 0.20	$ 0.10	$ 0.35	$ 0.22
Discontinued operations	$ -	$ (0.11)	$ -	$ (0.21)
Net income (loss)	$ 0.20	$ (0.01)	$ 0.35	$ 0.01

Shares used in computing basic net income (loss) per share	16,444	16,444	16,444	16,372
Shares used in computing diluted net income (loss) per share	16,467	16,452	16,459	16,379

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Travelzoo Inc.
Condensed Consolidated Balance Sheets
(Unaudited)
(In thousands)
	June 30,	December 31,
	2010 --------	2009 ---------
ASSETS
Cash and cash equivalents	$ 31,875	$ 19,776
Accounts receivable, net	13,551	11,279
Income taxes receivable	797	6,061
Deposits	192	139
Prepaid expenses and other current assets	1,103	1,103
Deferred tax assets	966 ---------	966 -------
Total current assets	48,484 --------	39,324 -------
Deposits, less current portion	300	381
Deferred tax assets, less current portion	52	52
Restricted cash	875	875
Property and equipment, net	3,949	4,089
Intangible assets, net	1,234	1,411
	----------	----------
Total assets	$ 54,894 =========	$ 46,132 ==========
LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	6,341	6,834
Accrued expenses	5,803	4,278
Deferred revenue	1,029	828
Deferred rent	205	134
Income tax payable	352	-
	----------	----------
Total current liabilities	13,730 --------	12,074 --------
Deferred tax liabilities	533	533
Long-term tax liabilities	2,167	2,139
Deferred rent, less current portion	579	615
Common stock	164	164
Additional paid-in capital	6,223	4,772
Accumulated other comprehensive loss	(1,231)	(1,173)
Retained earnings	32,729 -------	27,008 -------
Total stockholders' equity	37,885 -------	30,771 -------
Total liabilities and stockholders' equity	$ 54,894 ======	$ 46,132 =======

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Travelzoo Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)
(In thousands)

	Three months ended		Six months ended
	June 30,		June 30,
	2010	2009	2010	2009
	---------	---------	---------	---------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$ 3,247	$ (191)	$ 5,721	$ 146
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	585	484	1,147	926
Stock-based compensation	187	-	375	-
Provision for losses on accounts receivable	(40)	38	(1)	316
Net foreign currency effects	-	114	209	317
Changes in operating assets and liabilities:
Accounts receivable	(247)	23	(2,568)	(983)
Deposits	(77)	(97)	(85)	(24)
Income tax receivable	(797)	-	5,264	-
Prepaid expenses and other current Assets	(169)	167	(40)	1,636
Accounts payable	(308)	2,141	(269)	2,029
Accrued expenses	400	(360)	1,657	(369)
Deferred revenue	(192)	179	220	105
Deferred rent	1	(41)	34	(102)
Income tax payable	(326)	(2,465)	357	(1,945)
Other non-current liabilities	17	9	28	19
	---------	--------	---------	--------
Net cash provided by operating activities	2,281	1	12,049	2,071
	---------	--------	---------	--------
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(355)	(320)	(751)	(1,204)
Purchase of intangible asset	-	-	-	(1,760)
	---------	--------	---------	--------
Net cash used in investing activities	(355)	(320)	(751)	(2,964)
	---------	--------	---------	--------
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of stock options	-	-	-	2,158
Proceeds from sale of Asia Pacific business segment	-	-	1,073	-
	---------	--------	---------	--------
Net cash provided by financing activities	-	-	1,073	2,158
	---------	--------	---------	--------
Effect of exchange rate on cash and cash equivalents	(176)	219	(272)	100
	---------	--------	---------	--------
Net increase (decrease) in cash and

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cash equivalents	1,750	(100)	12,099	1,365
Cash and cash equivalents at beginning of period	30,125	15,644	19,776	14,179
	---------	---------	---------	---------
Cash and cash equivalents at end of period	31,875	15,544	31,875	15,544
	=========	=========	=========	=========
Supplemental disclosure of cash flow information:
Cash paid for income taxes net of refunds received	$ 3,857	$ 4,106	$ (368)	$ 4,179
	---------	---------	---------	---------

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Travelzoo Inc.
Segment Information
(Unaudited)
(In thousands)

Three months ended June 30, 2010	North America	Europe	Elimination	Consolidated
	--------	--------	-----------	------------
Revenue from unaffiliated customers	$ 22,153	$ 5,953	$ -	$ 28,106
Intersegment revenue	42	55	(97)	-
	--------	--------	-----------	-----------
Total net revenues	22,195	6,008	(97)	28,106
	--------	--------	-----------	-----------
Operating income (loss)	$ 6,743	$ (807)	$ -	$ 5,936
	--------	--------	-----------	-----------

Three months ended June 30, 2009	North America	Europe	Elimination	Consolidated
	--------	---------	-----------	------------
Revenue from unaffiliated customers	$ 19,637	$ 4,001	$ -	$ 23,638
Intersegment revenue	99	21	(120)	-
	--------	---------	-----------	-----------
Total net revenues	19,736	4,022	(120)	23,638
	--------	---------	-----------	-----------
Operating income (loss)	$ 4,453	$ (1,068)	$ (15)	$ 3,370
	--------	---------	-----------	-----------

Six months ended June 30, 2010	North America	Europe	Elimination	Consolidated
	--------	--------	-----------	------------
Revenue from unaffiliated customers	$ 44,520	$12,104	$ -	$ 56,624
Intersegment revenue	71	65	(136)	-
	--------	--------	-----------	-----------
Total net revenues	44,591	12,169	(136)	56,624
	--------	--------	-----------	-----------
Operating income (loss)	$ 12,853	$(1,758)	$ 1	$ 11,096
	--------	--------	-----------	-----------

Six months ended June 30, 2009	North America	Europe	Elimination	Consolidated
	--------	---------	-----------	------------
Revenue from unaffiliated customers	$ 39,644	$ 6,974	$ -	$ 46,618
Intersegment revenue	124	26	(150)	-
	--------	---------	-----------	-----------
Total net revenues	39,768	7,000	(150)	46,618
	--------	---------	-----------	-----------
Operating income (loss)	$ 10,268	$ (2,344)	$ (20)	$ 7,904
	--------	---------	-----------	-----------

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